Exhibit 99.1

Alliant Energy Corporation
Corporate Headquarters
4902 North Biltmore Lane
Madison, WI 53718-2148
www.alliantenergy.com
News Release

FOR IMMEDIATE RELEASE	Media Contact:	Scott Reigstad (608) 458-3145
	Investor Relations:	Susan Gille (608) 458-3956

ALLIANT ENERGY ANNOUNCES FIRST QUARTER 2015 EARNINGS OF $0.87 PER SHARE
Reaffirms 2015 earnings guidance

MADISON, Wis. - April 30, 2015 - Alliant Energy Corporation (NYSE: LNT) today announced consolidated unaudited earnings per share (EPS) as follows:

	Q1 2015	Q1 2014
Utilities, ATC and Corporate Services	$0.86	$0.90
Non-regulated and Parent	0.01	0.07
Alliant Energy Consolidated	$0.87	$0.97

“We had a solid first quarter that was in line with our expectations. We are well positioned to deliver on this year’s financial and operating objectives,” said Patricia Kampling, Alliant Energy Chairman, President and CEO. “We did experience a four cent weather benefit in the first quarter, but it was much lower than the 12 cent benefit from the first quarter last year.”

Utilities, ATC and Corporate Services - Alliant Energy’s Utilities, American Transmission Company LLC (ATC) and Alliant Energy Corporate Services, Inc. (Corporate Services) operations generated $0.86 per share of EPS from continuing operations in the first quarter of 2015, which was $0.04 per share lower than the first quarter of 2014. The primary drivers of lower EPS in the first quarter of 2015 when compared to the first quarter of 2014 were lower electric and gas sales due to the significantly colder temperatures in early 2014 than early 2015, higher electric transmission service expense at Wisconsin Power and Light Company (WPL), and retail electric customer billing credits at Interstate Power and Light Company (IPL) in the first quarter of 2015. Lower quarter-over-quarter EPS was partially offset by capacity charges related to the Duane Arnold Energy Center (DAEC) purchased power agreement in the first quarter of 2014.

Non-regulated and Parent - Alliant Energy’s Non-regulated and Parent operations generated $0.01 per share of EPS from continuing operations in the first quarter of 2015, which was $0.06 per share lower than the first quarter of 2014. The timing of effective tax rate adjustments at the Parent contributed to the lower quarter-over-quarter earnings.

	Q1 2015	Q1 2014	Variance
Utilities, ATC and Corporate Services:
Capacity charges related to DAEC purchased power agreement in 2014 at IPL	$—	($0.13)	$0.13
Estimated weather impact on electric and gas sales	0.04	0.12	(0.08)
Lower energy efficiency cost recovery amortizations at WPL	(0.01)	(0.06)	0.05
Higher electric transmission service expense at WPL			(0.05)
WPL retail electric fuel-related cost recoveries	—	(0.03)	0.03
Retail electric customer billing credits in 2015 at IPL	(0.03)	—	(0.03)
Lower estimated weather-normalized retail electric sales			(0.03)
Lower earnings on sharing mechanism related to optimizing gas capacity contracts at IPL	0.01	0.03	(0.02)
Other			(0.04)
Total Utilities, ATC and Corporate Services			($0.04)
Non-regulated and Parent:
Effective tax rate adjustments at Parent (timing between quarters)	$—	$0.04	($0.04)
Other			(0.02)
Total Non-regulated and Parent			($0.06)

Estimated weather impact on electric and gas sales - The net impact of weather on Alliant Energy’s electric and gas sales in the first quarter of 2015, compared to normal weather, was estimated to be a $0.04 per share increase in electric and gas margins. By comparison, the net impact of the extremely cold weather on Alliant Energy’s electric and gas sales in the first quarter of 2014, compared to normal weather, was estimated to be a $0.12 per share increase in electric and gas margins. Temperatures in Alliant Energy’s service territories were 8-10% colder than normal during the first quarter of 2015 compared to 20-25% colder than normal during the first quarter of 2014.

Higher electric transmission service expense - Included in WPL’s base rate settlement for 2015 and 2016 was an increase in transmission expenses primarily due to the anticipated allocation of system support resource costs from the Presque Isle plant located in upper Michigan. Subsequent to the settlement, the Federal Energy Regulatory Commission issued an order requiring the Midcontinent Independent System Operator, Inc. to change how it allocates those system support resource costs. As a result, the amount of transmission expenses billed to WPL in 2015 is expected to be lower than what was reflected in the settlement. WPL’s 2015 income statement will reflect transmission expenses based on what was reflected in the settlement. Since the Public Service Commission of Wisconsin approved escrow accounting treatment of transmission expenses, the difference between actual transmission expenses billed to WPL and those reflected in the settlement will accumulate in a regulatory liability and be refunded to customers in the future.

Retail electric customer billing credits in 2015 at IPL - IPL is providing customer billing credits to its Iowa retail electric customers of $105 million in aggregate over the 2014-2016 period in connection with its approved Iowa retail electric base rate freeze through 2016. In 2015, IPL will credit customer bills by approximately $25 million and the credits will occur ratably throughout the year. By comparison, the billing credits in 2014 only occurred from May through December and were approximately $70 million.

Lower estimated weather-normalized retail electric sales - First quarter 2015 weather-normalized electric sales were less than first quarter 2014. The abnormally cold weather in the first quarter of 2014, combined with other factors such as high propane costs and supply constraints, contributed to higher than normal electric usage per customer during such period. In comparison, first quarter 2015 weather-normalized sales were in line with historical averages. The quarter-over quarter decrease in residential and commercial sales volumes was partially offset by increased industrial sales volumes related to recent customer expansions.

2015 Earnings Guidance

Alliant Energy is reaffirming its 2015 earnings per share guidance as follows:

Utilities, ATC and Corporate Services	$3.40 - $3.60
Non-regulated and Parent	0.05 - 0.15
Alliant Energy Consolidated	$3.45 - $3.75

Drivers for Alliant Energy’s 2015 earnings guidance include, but are not limited to:

•	Ability of IPL and WPL to earn their authorized rates of return

•	Stable economy and resulting implications on utility sales

•	Normal weather and operating conditions in its utility service territories

•	Continuing cost controls and operational efficiencies

•	Execution of IPL’s and WPL’s capital expenditure and financing plans

•	Consolidated effective tax rate of 17%

The 2015 earnings guidance does not include the impacts of any material non-cash valuation adjustments, regulatory-related charges or credits, reorganizations or restructurings, discontinued operations, impacts from the sales of the Minnesota distribution assets, impacts from changes made by the Federal Energy Regulatory Commission to ATC’s authorized return on equity, future changes in laws or regulations, adjustments made to deferred tax assets and liabilities from valuation allowances and organizational structure changes, pending lawsuits and disputes, federal and state income tax audits and other Internal Revenue Service proceedings or changes in U.S. generally accepted accounting principles and tax methods of accounting that may impact the reported results of Alliant Energy.

Earnings Conference Call

A conference call to review the first quarter 2015 results is scheduled for Friday, May 1st at 9:00 a.m. central time. Alliant Energy Chairman, President and Chief Executive Officer Patricia Kampling and Senior Vice President and Chief Financial Officer Tom Hanson will host the call. The conference call is open to the public and can be accessed in two ways. Interested parties may listen to the call by dialing 888-221-9591 (United States or Canada) or 913-312-1434 (International), passcode 8244179. Interested parties may also listen to a webcast at www.alliantenergy.com/investors. In conjunction with the information in this earnings announcement and the conference call, Alliant Energy posted supplemental materials on its website. A replay of the call will be available through May 8, 2015, at 888-203-1112 (United States or Canada) or 719-457-0820 (International), passcode 8244179. An archive of the webcast will be available on the Company’s Web site at www.alliantenergy.com/investors for 12 months.

About Alliant Energy Corporation

Alliant Energy is the parent company of two public utility companies - Interstate Power and Light Company and Wisconsin Power and Light Company - and of Alliant Energy Resources, LLC, the parent company of Alliant Energy’s non-regulated operations. Alliant Energy is an energy-services provider with utility subsidiaries serving approximately 1 million electric and 420,000 natural gas customers. Providing its customers in the Midwest with regulated electricity and natural gas service is the Company’s primary focus. Alliant Energy, headquartered in Madison, Wisconsin, is a Fortune 1000 company traded on the New York Stock Exchange under the symbol LNT. For more information, visit the Company’s Web site at www.alliantenergy.com.

Forward-Looking Statements

This press release includes forward-looking statements. These forward-looking statements can be identified by words such as “forecast,” “expect,” “guidance,” or other words of similar import. Similarly, statements that describe future financial performance or plans or strategies are forward-looking statements. Such forward looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. Actual results could be materially affected by the following factors, among others:

•	federal and state regulatory or governmental actions, including the impact of energy, tax, financial and health care legislation, and of regulatory agency orders;

•
IPL’s and WPL’s ability to obtain adequate and timely rate relief to allow for, among other things, the recovery of fuel costs, operating costs, transmission costs, deferred expenditures, capital expenditures, and remaining costs related to electric generating units (EGUs) that may be permanently closed, earning their authorized rates of return, and the payments to their parent of expected levels of dividends;

•	the ability to continue cost controls and operational efficiencies;

•	the impact of IPL’s retail electric base rate freeze in Iowa during 2015 and 2016;

•	the impact of WPL’s retail electric and gas base rate freeze in Wisconsin during 2015 and 2016;

•	weather effects on results of utility operations, including impacts of temperature changes in IPL’s and WPL’s service territories on customers’ demand for electricity and gas;

•	the impact of the economy in IPL’s and WPL’s service territories and the resulting impacts on sales volumes, margins and the ability to collect unpaid bills;

•
the impact of customer- and third party-owned generation, including alternative electric suppliers, in IPL’s and WPL’s service territories on system reliability, operating expenses and customers’ demand for electricity;

•	the impact of energy efficiency, franchise retention, customer- and third party-owned generation and customer disconnects on sales volumes and margins;

•
developments that adversely impact the ability to implement the strategic plan, including unanticipated issues with new emission controls equipment for various coal-fired EGUs of IPL and WPL, IPL’s construction of the Marshalltown Generating Station, WPL’s proposed Riverside Energy Center expansion, various replacements and expansion of IPL’s and WPL’s natural gas distribution systems, Alliant Energy Resources, LLC’s electricity output and selling price of such output from its Franklin County wind project, the potential decommissioning of certain EGUs of IPL and WPL, and the anticipated sale of IPL’s electric distribution assets in Minnesota;

•
issues related to the availability and operations of EGUs, including start-up risks, breakdown or failure of equipment, performance below expected or contracted levels of output or efficiency, operator error, transmission constraints, compliance with mandatory reliability standards and risks related to recovery of resulting incremental costs through rates;

•	disruptions in the supply and delivery of coal, natural gas and purchased electricity;

•
changes in the price of delivered coal, natural gas and purchased electricity due to shifts in supply and demand caused by market conditions and regulations, and the ability to recover and to retain the recovery of related changes in purchased power, fuel and fuel-related costs through rates in a timely manner;

•	the impact that price changes may have on IPL’s and WPL’s customers’ demand for electric, gas and steam services and their ability to pay their bills;

•
issues associated with environmental remediation and environmental compliance, including compliance with the Consent Decree between WPL, the Sierra Club and the U.S. Environmental Protection Agency (EPA), future changes in environmental laws and regulations, including the EPA’s proposed regulations for carbon dioxide emissions reductions from new and existing fossil-fueled EGUs and the final coal combustion residuals rule, and litigation associated with environmental requirements;

•
the ability to defend against environmental claims brought by state and federal agencies, such as the EPA, state natural resources agencies or third parties, such as the Sierra Club, and the impact on operating expenses of defending and resolving such claims;

•	the ability to recover through rates all environmental compliance and remediation costs, including costs for projects put on hold due to uncertainty of future environmental laws and regulations;

•	impacts that storms or natural disasters in IPL’s and WPL’s service territories may have on their operations and recovery of, and rate relief for, costs associated with restoration activities;

•	the direct or indirect effects resulting from terrorist incidents, including physical attacks and cyber attacks, or responses to such incidents;

•
the impact of penalties or third-party claims related to, or in connection with, a failure to maintain the security of personally identifiable information, including associated costs to notify affected persons and to mitigate their information security concerns;

•
the direct or indirect effects resulting from breakdown or failure of equipment in the operation of natural gas distribution systems, such as leaks, explosions and mechanical problems, and compliance with natural gas distribution safety regulations, such as those that may be issued by the Pipeline and Hazardous Materials Safety Administration;

•	risks associated with the deployment and integration of a new customer billing and information system expected in 2015;

•
impacts of IPL’s future tax benefits from Iowa rate-making practices, including deductions for repairs expenditures and allocation of mixed service costs, and recoverability of the associated regulatory assets from customers, when the differences reverse in future periods;

•
any material post-closing adjustments related to any past asset divestitures, including the sales of IPL’s Minnesota natural gas distribution assets and RMT, Inc., which could result from, among other things, warranties, parental guarantees or litigation;

•	continued access to the capital markets on competitive terms and rates, and the actions of credit rating agencies;

•	inflation and interest rates;

•
changes to the creditworthiness of counterparties with which Alliant Energy, IPL and WPL have contractual arrangements, including participants in the energy markets and fuel suppliers and transporters;

•
issues related to electric transmission, including operating in Regional Transmission Organization energy and ancillary services markets, the impacts of potential future billing adjustments and cost allocation changes from Regional Transmission Organizations and recovery of costs incurred;

•	impacts on equity income from unconsolidated investments due to changes made by the Federal Energy Regulatory Commission to ATC’s authorized return on equity;

•	current or future litigation, regulatory investigations, proceedings or inquiries;

•	Alliant Energy’s ability to sustain its dividend payout ratio goal;

•	employee workforce factors, including changes in key executives, collective bargaining agreements and negotiations, work stoppages or restructurings;

•	access to technological developments;

•	adverse developments in the food manufacturing industry, including animal flu and other illnesses;

•	changes in technology that alter the channels through which electric customers buy or utilize power;

•	material changes in retirement and benefit plan costs;

•	the impact of performance-based compensation plans accruals;

•	the effect of accounting pronouncements issued periodically by standard-setting bodies, including a new revenue recognition standard, which is currently expected to be adopted in 2018;

•	the impact of changes to production tax credits for wind projects;

•	the impact of adjustments made to deferred tax assets and liabilities from state apportionment assumptions;

•	the ability to utilize tax credits and net operating losses generated to date, and those that may be generated in the future, before they expire;

•
the ability to successfully complete tax audits and changes in tax accounting methods, including changes required by new tangible property regulations with no material impact on earnings and cash flows; and

•	factors listed in the “2015 Earnings Guidance” section of this press release.

For more information about potential factors that could affect Alliant Energy’s business and financial results, refer to Alliant Energy’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”), including the section therein titled “Risk Factors,” and its other filings with the SEC.

Without limitation, the expectations with respect to 2015 earnings guidance in this press release are forward-looking statements and are based in part on certain assumptions made by Alliant Energy, some of which are referred to in the forward-looking statements. Alliant Energy cannot provide any assurance that the assumptions referred to in the forward-looking statements or otherwise are accurate or will prove to be correct. Any assumptions that are inaccurate or do not prove to be correct could have a material adverse effect on Alliant Energy’s ability to achieve the estimates or other targets included in the forward-looking statements. The forward-looking statements included herein are made as of the date hereof and, except as required by law, Alliant Energy undertakes no obligation to update publicly such statements to reflect subsequent events or circumstances.

Note: Unless otherwise noted, all “per share” references in this release refer to earnings per diluted share.

ALLIANT ENERGY CORPORATION
EARNINGS SUMMARY (Unaudited)

The following table provides a summary of Alliant Energy’s first quarter 2015 results compared to first quarter 2014:

	EPS		Income (in millions)
	Q1 2015	Q1 2014	Q1 2015	Q1 2014
IPL	$0.43	$0.39	$47.8	$43.4
WPL	0.40	0.49	44.6	54.8
AE Transco Investments, LLC and Corporate Services	0.03	0.02	2.8	2.1
Subtotal for Utilities, ATC and Corporate Services	0.86	0.90	95.2	100.3
Non-regulated and Parent	0.01	0.07	1.4	7.7
Alliant Energy Consolidated	$0.87	$0.97	$96.6	$108.0

ALLIANT ENERGY CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Months Ended March 31,
	2015	2014
	(in millions, except per share amounts)
Operating revenues:
Utility:
Electric	$671.3	$675.8
Gas	198.4	240.7
Other	16.4	22.8
Non-regulated	11.3	13.5
	897.4	952.8
Operating expenses:
Utility:
Electric production fuel and purchased power	215.9	238.7
Electric transmission service	123.2	114.1
Cost of gas sold	130.8	161.9
Other operation and maintenance:
Energy efficiency costs	17.0	30.8
Other	129.6	130.2
Non-regulated operation and maintenance	1.3	1.3
Depreciation and amortization	100.2	95.5
Taxes other than income taxes	26.5	26.1
	744.5	798.6
Operating income	152.9	154.2
Interest expense and other:
Interest expense	46.6	45.2
Equity income from unconsolidated investments, net	(6.5)	(11.4)
Allowance for funds used during construction	(6.8)	(9.1)
Interest income and other	(0.1)	(1.7)
	33.2	23.0
Income before income taxes	119.7	131.2
Income taxes	20.5	20.6
Net income	99.2	110.6
Preferred dividend requirements of IPL	2.6	2.6
Net income attributable to Alliant Energy common shareowners	$96.6	$108.0
Weighted average number of common shares outstanding (basic and diluted)	111.1	110.8
Earnings per weighted average common share attributable to Alliant Energy common shareowners (basic and diluted)	$0.87	$0.97
Dividends declared per common share	$0.55	$0.51

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

	March 31, 2015	December 31, 2014
	(in millions)
ASSETS:
Current assets:
Cash and cash equivalents	$97.6	$56.9
Other current assets	815.6	986.2
Property, plant and equipment, net	9,050.0	8,938.4
Investments	343.9	344.9
Other assets	1,772.5	1,759.5
Total assets	$12,079.6	$12,085.9
LIABILITIES AND EQUITY:
Current liabilities:
Current maturities of long-term debt	$183.0	$183.0
Commercial paper	41.5	141.3
Other current liabilities	798.6	890.4
Long-term debt, net (excluding current portion)	3,606.7	3,606.7
Other liabilities	3,651.0	3,624.0
Equity:
Alliant Energy Corporation common equity	3,597.1	3,438.7
Cumulative preferred stock of IPL	200.0	200.0
Noncontrolling interest	1.7	1.8
Total equity	3,798.8	3,640.5
Total liabilities and equity	$12,079.6	$12,085.9

ALLIANT ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

	Three Months Ended March 31,
	2015	2014
	(in millions)
Cash flows from operating activities	$314.7	$293.6
Cash flows used for investing activities:
Construction and acquisition expenditures:
Utility business	(226.0)	(159.0)
Alliant Energy Corporate Services, Inc. and non-regulated businesses	(19.8)	(14.0)
Other	(5.1)	(3.8)
Net cash flows used for investing activities	(250.9)	(176.8)
Cash flows used for financing activities:
Common stock dividends	(60.7)	(56.5)
Proceeds from issuance of common stock, net	122.1	—
Net change in commercial paper	(99.8)	(58.1)
Other	15.3	2.5
Net cash flows used for financing activities	(23.1)	(112.1)
Net increase in cash and cash equivalents	40.7	4.7
Cash and cash equivalents at beginning of period	56.9	9.8
Cash and cash equivalents at end of period	$97.6	$14.5

KEY FINANCIAL STATISTICS

	March 31, 2015	March 31, 2014
Common shares outstanding (000s)	112,977	110,937
Book value per share	$31.84	$30.03
Quarterly common dividend rate per share	$0.55	$0.51

KEY OPERATING STATISTICS

	Three Months Ended March 31,
	2015	2014
Utility electric sales (000s of MWh)
Residential	2,052	2,224
Commercial	1,596	1,654
Industrial	2,860	2,824
Retail subtotal	6,508	6,702
Sales for resale:
Wholesale	864	936
Bulk power and other	418	90
Other	37	42
Total	7,827	7,770
Utility retail electric customers (at March 31)
Residential	850,762	847,906
Commercial	139,142	138,603
Industrial	2,874	2,825
Total	992,778	989,334
Utility gas sold and transported (000s of Dth)
Residential	14,986	16,835
Commercial	9,568	10,575
Industrial	1,023	1,123
Retail subtotal	25,577	28,533
Transportation / other	22,587	18,028
Total	48,164	46,561
Utility retail gas customers (at March 31)
Residential	373,992	371,685
Commercial	46,241	45,975
Industrial	428	435
Total	420,661	418,095

Estimated margin increases from impacts of weather (in millions) -
	Three Months Ended March 31,
	2015	2014
Electric margins	$5	$13
Gas margins	3	9
Total weather impact on margins	$8	$22

	Three Months Ended March 31,
	2015	2014	Normal (a)
Heating degree days (HDDs) (a)
Cedar Rapids, Iowa (IPL)	3,690	4,192	3,417
Madison, Wisconsin (WPL)	3,834	4,275	3,506

(a) HDDs are calculated using a simple average of the high and low temperatures each day compared to a 65 degree base. Normal degree days are calculated using a rolling 20-year average of historical HDDs.